SENIOR SECURED PROMISSORY NOTE

$300,000                                                       September 2, 2005

FOR VALUE RECEIVED, Rvision LLC, a California Limited Liability Company (the "Company"), promises to pay to Terrell W. Smith, an individual residing in Salt Lake County, Utah, as Lender Representative (the "Lender Representative") for DES Holdings, LLC, Fiserv ISS & Co. Trustee FBO H. Robert Freiheit IRA and Brian
M. Kelly (the "Holder"), or order, at said office or at such other place as may be designated from time to time in writing by Holder, the principal sum of Three Hundred Thousand Dollars ($300,000), in lawful money of the United States of America, with interest thereon from and including the date of this Note to the date this Note is paid in full, calculated and payable as set forth herein. The entire Principal Balance of this Note (as defined below) and accrued interest shall be due and payable on the Maturity Date (as defined below).

         1. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to them in the other Loan Documents. The following terms as used in this Note shall have the following meanings:

         (a) "Basic Rate" means a per annum fixed interest rate of nine percent (9.00%).

         (b) "Default Rate" means an interest rate per annum equal to the Basic Rate plus three percent (3%).

         (c) "Event of Default" means failure to pay any amount of principal or interest when due within thirty days of due date after notice by Holder

         (d) "Loan" means the loan made by Holder to the Company that is evidenced by this Note, the Loan and Security Agreement of even date herewith and any other loan made by Holder to the Company.

         (e) "Loan Documents" means this Note, the Loan and Security Agreement, the Subordination Agreement of even date herewith and any other promissory note evidencing a Loan.

         (f) "Maturity Date" means the earlier of the Closing of the transactions contemplated by the Consolidation Agreement dated August 30, 2005, or December 1, 2005.

         (g) "Obligations" means all principal, interest and other sums, obligations and liabilities of any nature whatsoever which may or shall become due to Holder in accordance with the provisions of this Note and the other Loan Documents.

         (h) "Principal Balance" means the outstanding principal balance of this Note from time to time.

         2. Interest. Subject to the provisions of this Note hereinafter set forth, the entire Principal Balance shall bear interest at the Basic Rate, calculated for the actual number of days elapsed, on the basis of a 360-day year. Interest shall accrue and become due and payable to the Holder by the Company on the Maturity Date. If any payment hereunder would otherwise be due on a day that is not a Business Day, it shall instead be due on the next succeeding

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Business Day, and such extension of time shall be taken into account in all calculations of interest due hereunder. If the Company does not pay any amount due hereunder within a thirty-day period after the original date due and notice form lender, such a failure to pay shall constitute an "Event of Default." All outstanding principal and interest shall be due and payable on the Maturity Date.

         3. Accounting.

         (a) Any amount not paid when due hereunder shall bear interest, from the date due until paid, at the Default Rate.

         (b) Holder shall maintain a loan account on its books in which shall be recorded (i) the Principal Balance from time to time, and (ii) all disbursements and repayments of principal and payments of accrued interest under the Loan.

         4. No Deductions from Payments of Principal and Interest. All payments of principal and interest under this Note shall be made without deduction from or in respect of any present or future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by the Company (other than taxation of the overall net income of Holder).

         5. Default. Upon an Event of Default or upon the occurrence of any other event of default under any other Loan Document, the entire Obligation, including the Principal Balance and all other sums paid or advanced by Holder to or on behalf of the Company pursuant to the terms of this Note or any of the other Loan Documents, together with all unpaid interest thereon and all other applicable charges and fees, shall at the option of Holder (or, in the case of a Bankruptcy Event, automatically) become immediately due and payable without further notice or demand, and Holder may forthwith exercise the remedies available to Holder at law or in equity, as well as those remedies set forth in this Note and the other Loan Documents, and one or more executions may forthwith issue on any judgment or judgments obtained by virtue thereof. All of the terms, covenants and provisions contained in the other Loan Documents that are to be kept and performed by the Company are hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. The rights, remedies and powers of Holder under this Note are cumulative and concurrent and not exclusive of any rights or remedies that Holder would otherwise have, and may be pursued successively or together against the Company, or any security given at any time for the Obligations, in Holder's sole and absolute discretion.

         6. Default Rate. If the Obligations or any portion thereof are not paid in full when due, the Company shall thereafter pay interest on the Principal Balance, at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year and subject to the provisions of Section 11 hereof), equal to the lesser of (a) the Default Rate, and (b) the maximum rate permitted under applicable law, from and including the date of such acceleration or the due date, as the case may be, until the Obligations or such portion thereof are paid in full.

         7. Waivers. The Company hereby waives presentment and demand for payment, notice of dishonor, notice of nonpayment, protest of any dishonor, and notice of protest and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Company and all endorsers or other parties to this Note hereby jointly and severally waive and renounce, for themselves and for their respective heirs, successors and assigns, all rights to the benefit of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption or homestead now provided, or

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which may hereafter be provided by the Constitution and laws of the United
States of America or of any state or territory or possession thereof, both as to themselves and in and to all of their property, real and personal, against the enforcement and collection of the obligations evidenced by this Note, any renewal thereof, or any indebtedness represented hereby.

         8. Costs. The Company agrees to pay, immediately upon demand, all reasonable costs and expenses of Holder, including, but not limited to, attorneys' and expert witnesses' and other consultants' fees and expenses, (a) if, after the occurrence of an Event of Default, this Note be placed in the hands of any attorney or attorneys for collection, (b) if Holder finds it necessary or desirable upon the occurrence of an Event of Default to secure the services or advice of one or more attorneys with regard to collection of this Note against the Company, any guarantor or any other party liable therefor or for the protection of its rights under this Note or under any other Loan Document, and (c) as provided in the Loan Documents; including, in each of the foregoing cases, all costs of enforcing or appealing from any judgment. All such amounts, until paid, shall bear interest at the Default Rate and shall be secured by the liens of Holder securing the Company's other obligations under the Loan Documents. The provisions of this Section 8 shall not limit the application of any other provision of this Note or of any other Loan Document that provides for the payment or reimbursement of any amount incurred by the Company, or for any indemnity in respect thereof, in connection with this Note or the transactions contemplated by the Loan Documents.

         9. Usury Savings Clause. This Note is subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate that could subject Holder to either civil or criminal liability as a result of being in excess of the maximum rate that the Company is permitted by law to agree to pay. If, by the terms of this Note, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied to reduce (and shall be deemed to have been payments in reduction of) the Principal Balance or, if such excess exceeds the Principal Balance, such excess shall be refunded to the Company.

         10. Collateral. This Note is secured by a first lien security interest in the Collateral and entitled to the benefits of the other Loan Documents and may be secured by other liens created by one or more of the other Loan Documents.

         11. Governing Law. The terms of this Note shall be governed by and construed under the laws of the State of California, without reference to such State's principles of conflicts of law.

         12. Written Modification Only. This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Holder and the Company. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Holder and, if so given by Holder, shall only be effective in the specific instance in which given.

         13. Offsets and Defenses; Entire Agreement. The Company acknowledges that this Note and the Company's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever that might otherwise constitute a defense to this Note and the obligations of the Company under this Note or the obligations of any other Person relating to this Note or the obligations of the

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Company hereunder or otherwise with respect to the Loan. All payments hereunder shall be made free of, and without deduction for, any setoff, counterclaim or other defense to payment whatsoever. This Note and the other Loan Documents set forth the entire agreement and understanding of Holder and the Company with respect to the Loan, and the Company absolutely, unconditionally and irrevocably waives any and all right to assert any defense, set off, counterclaim or cross-claim of any nature whatsoever with respect to this Note or the obligations of the Company under this Note or the obligations of any other Person relating to this Note or the obligations of the Company hereunder or otherwise with respect to the Loan in any action or proceeding brought by Holder to collect the Obligations, or any portion thereof, or to enforce, foreclose or realize upon the liens created by the Loan Documents.

         14. Delay Not Waiver. Neither any delay on the part of Holder in exercising any right or remedy under this Note, the Security Agreement or the other Loan Documents, nor any failure to exercise any such right or remedy, shall operate as a waiver in whole or in part of any such right or remedy or be construed as an election of remedies. Without limiting the generality of the foregoing provisions, the acceptance by Holder from time to time of any payment under this Note that is past due or that is less than the payment in full of all amounts due and payable at the time of such payment, shall not (a) constitute a waiver of or impair or extinguish the right of the Holder to accelerate the maturity of this Note or to exercise any other right or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right or remedy,
(b) constitute a waiver of the requirement of punctual payment and performance, or (c) constitute a novation in any respect. No notice to or demand on the Company shall be deemed to be a waiver of the obligation of the Company or of the right of Holder to take further action without further notice or demand as provided in this Note and the other Loan Documents.

         15. Jurisdiction.

         (a) CONSENT TO JURISDICTION. THE COMPANY AND, BY ACCEPTANCE OF THIS NOTE, THE HOLDER EACH IRREVOCABLY AND UNCONDITIONALLY (I) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS NOTE MAY BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF CALIFORNIA OR, IF SUCH COURT DOES NOT HAVE JURISDICTION OR WILL NOT ACCEPT JURISDICTION, IN ANY COURT OF GENERAL JURISDICTION IN THE COUNTY OF SANTA CLARA, CALIFORNIA; (II) CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (C) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT AMONG OR PROCEEDING IN ANY SUCH COURT.

         (b) SERVICE OF PROCESS. THE COMPANY AND, BY ACCEPTANCE OF THIS NOTE, THE HOLDER EACH IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADING, NOTICES OR OTHER PAPERS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY'S ADDRESS AS SET FORTH IN THE PURCHASE AGREEMENT, OR BY ANY OTHER METHOD PROVIDED OR PERMITTED UNDER NEVADA LAW.

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         16. WAIVER OF JURY TRIAL. THE COMPANY AND, BY ACCEPTANCE OF THIS NOTE,
THE HOLDER EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

         17. Successors and Assigns. Whenever used, the singular number shall include the plural, the plural shall include the singular and the words "Holder" and the "Company" include their respective successors and assigns; provided, however, that the Company shall in no event or under any circumstance have the right without obtaining the prior written consent of Holder to assign or transfer its obligations under this Note, the Security Agreement or the other Loan Documents, in whole or in part.

         18. Application of Payments. Each payment on this Note or otherwise collected by Holder by virtue of the Security Agreement or any other Loan Document is to be applied when received, first, to outstanding costs of collection, if any, then as provided in Section 3 hereof. Application of such payments as aforesaid shall not preclude the Holder from exercising its option to cause the Obligations to become immediately due and payable by reason of the occurrence of any Event of Default.

         19. Headings. The headings of the articles, sections and subdivisions of this Note are for convenience of reference only, are not to be considered a part hereof and shall not modify, limit or otherwise affect any of the terms hereof.

         IN WITNESS WHEREOF, the Company has duly executed this Note the day and year first above written.

                                                     COMPANY:

                                                     RVision, LLC

                                                     By: /s/ Gregory E. Johnston
                                                     Name: Gregory E. Johnston

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